UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2015

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

On February 24, 2015, Voya Financial, Inc. (the “Company”) made changes to the compensation arrangements of Ewout L. Steenbergen, the Chief Financial Officer of the Company, and Jeffrey T. Becker, the Chief Executive Officer of the Company’s Investment Management business, each of whom is a named executive officer (as such term is defined in Item 402 of Regulation S-K) of the Company.

The changes for Mr. Steenbergen include an increase in Mr. Steenbergen’s target annual incentive award opportunity, effective beginning for 2015 performance, from 162.8% to 174.8% of his annual base salary (for a target annual incentive opportunity of $1,092,500), and a change in his target long-term incentive opportunity, effective beginning for 2015 performance, from 190% to 210% of his annual base salary (for a target long-term incentive opportunity of $1,312,500).

The changes for Mr. Becker include an increase in Mr. Becker’s annual base salary, effective as of March 1, 2015, from $575,000 to $600,000, and an increase in Mr. Becker’s target long-term incentive opportunity, effective beginning for 2015 performance, from 250% to 350% of his annual base salary (for a target long-term incentive opportunity of $2,100,000).

A description of the Company’s annual incentive plan and long-term incentive plan, and of the 2014 Omnibus Employee Incentive Plan under which equity-based awards are granted, is contained in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on June 16, 2014, under the captions “Compensation of Executive Officers—Compensation Discussion and Analysis—2013 Compensation—Annual Cash and Deferred Equity-Based Incentive Compensation”, “—Long-Term Equity-Based Incentive Compensation”, “—Critical Compensation and Other Policies”, and “—Summary of Plan—Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan”, and such descriptions are hereby incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ JEAN WENG
Name:	Jean Weng
Title:	Senior Vice President and Corporate Secretary

Dated: March 2, 2015